Exihibit 10.5

RESIGNATION

I, David Davis, hereby resign from all officer and director positions that I hold with Pioneer Power Solutions, Inc. and any of its direct or indirect subsidiaries, except for Sierra Concepts Holdings, Inc., effective immediately.

/s/ David Davis
David Davis
Dated: December 2, 2009